Exhibit 99.1








/FOR IMMEDIATE RELEASE/

HOST AMERICA ANNOUNCES BANK MODIFICATION AGREEMENT

     Hamden, CT, August 5, 2003 - Host America Corporation: (NASDAQ:
     "CAFE") Host America Corporation announced today that it has signed an agreement with its bank that extends the maturity date of its revolving line of credit and term note to July 1, 2004. In addition, the bank has agreed to restore the Company's ability to draw standby Letters of Credit as collateral on performance bonds for certain senior feeding programs.

     "The new finance agreement modifies the interest rate on our term note from 9.77% to a variable rate of prime plus 1.5%. Based upon today's prime rate of 4.25%, this adds up to a current variable rate of 5.75%," said Geoffrey Ramsey, CEO. This interest rate modification is expected to reduce the Company's borrowing costs.
     We are pleased that we have been able to extend this finance agreement with our current lender."

     Host America Corporation is a provider of outsourced food, facilities management and employment screening with annual operations in excess of $25 million in the U.S. Headquartered in Hamden, Connecticut, Host America has over 360 full time employees. Founded in 1986, Host America has grown from providing food services in the New England area to a diverse company, providing food and related services to clients throughout the Northeast, Florida, Indiana, and the Southwest.

     "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release, which are not historical facts, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Examples of such forward-looking statements include the expected processing for and sales of product related to this announcement. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include the risks associated with the Company's entry into new commercial food markets that require the company to develop demand for its product, its ability to access the capital markets and other risks described in the Company's Securities and Exchange Commission filings.